UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 19, 2017

PARKER-HANNIFIN CORPORATION
(Exact Name of Registrant as Specified in Charter)

Ohio	1-4982	34-0451060
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6035 Parkland Boulevard, Cleveland, Ohio		44124-4141
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 896-3000

Not Applicable
(Former name or former address, if changed since last report.)
______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2017, the Human Resources and Compensation Committee of the Board of Directors of Parker-Hannifin Corporation (the “Company”) approved a special equity award of 2,150 restricted stock units (“RSUs”) for Catherine A. Suever, the principal financial officer and principal accounting officer of the Company, in recognition of the significant increase in her responsibilities and the critical nature of her leadership while serving as the acting Chief Financial Officer during the second quarter.

Each RSU represents the right to receive one share of common stock. The RSUs will vest in full on April 19, 2020, provided that Ms. Suever remains an active full-time employee throughout the vesting period. If Ms. Suever ceases to be employed by the Company for any reason, other than death, disability or a Qualifying Termination following a Change in Control each as defined in the award prior to the vesting date, she will forfeit the entire award. In the event of Ms. Suever’s death, disability or a Qualifying Termination following a Change in Control prior to the vesting date, the RSUs will vest immediately. Upon the vesting date, the RSUs will be paid to Ms. Suever or her estate in shares of the Company’s common stock. Ms. Suever does not receive dividends nor does she have voting rights in the common shares underlying the RSUs, however, she does receive dividend equivalents.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKER-HANNIFIN CORPORATION

By: /s/ Joseph R. Leonti
Joseph R. Leonti
Vice President

Date: April 24, 2017